EXHIBIT 99.1

China Wind Systems, Inc. Announces Conference Call to Discuss Third Quarter 2008 Results

Tuesday November 11, 8:00 am ET

WUXI, Jiangsu, China, Nov. 10 /Xinhua-PRNewswire-FirstCall/ -- China Wind Systems, Inc. (OTC Bulletin Board: CWSI - News), ("China Wind Systems" or the "Company"), which supplies forged rolled rings to the wind power and other industries and industrial equipment to the textile and energy industries in China, announced today that it will conduct a conference call at 9:00 a.m. Eastern Time (ET) on Friday, November 14, 2008 to discuss its third quarter 2008 results.

Joining Mr. Adam Wasserman, chief financial officer of China Wind Systems, will be Mr. Leo Wang, senior vice president, finance, and Mr. Yan Hua, vice president, operations. The Company plans to make an earnings announcement prior to the call.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 800-688-0796, and enter the conference passcode 202-158-47 when prompted. International callers should dial 617-614-4070, and enter the same passcode, 202-158-47.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on November14 at 11:00 a.m. ET. To access the replay, dial 888-286-8010 and enter the passcode, 702-62-805. International callers dial 617-801-6888, and enter the same passcode, 702-62-805.

About China Wind Systems, Inc.

China Wind Systems supplies forged rolled rings to the wind power and other industries and industrial equipment to the textile and energy industries in China. With its newly finished state-of-the-art production facility, the Company is expected soon to significantly increase its shipment of high-precision rolled rings and other essential components to the wind power and other industries. For more information on the Company, visit http://www.chinawindsystems.com . Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its Web site ( http://www.sec.gov ). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:
Mr. Leo Wang
Senior Vice President, Finance
China Wind Systems, Inc.
Tel: +1-917-455-7735
Email: leo.wang@chinawindsystems.com
Web: http://www.chinawindsystems.com

Investor Relations Contact:
Mr. Crocker Coulson
President
CCG Investor Relations
Tel: +1-646-213-1915 (NY Office)
Email: crocker.coulson@ccgir.com
Web: http://www.ccgirasia.com

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